Exhibit 99.1
FOR IMMEDIATE RELEASE

TIPTREE FINANCIAL INC. REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2014

-Economic Net Income of Operating Company was $4.7 Million-
-Economic Net Income Available to Class A Common Stockholders was $1.4 Million, or $0.13 per Diluted Class A Share-
New York, New York – May 14, 2014 – Tiptree Financial Inc. (“Tiptree” or the “Company”) (NASDAQ: TIPT), a diversified holding company which operates in four segments: insurance and insurance services, specialty finance (including corporate, consumer and tax-exempt credit), asset management and real estate, today announced its financial results for the first quarter ended March 31, 2014. Tiptree operates its business through Tiptree Operating Company, LLC (“Operating Company”), which is owned approximately 25% by Tiptree and 75% by Tiptree Financial Partners, L.P. (“TFP”).
Highlights

•	Economic Net Income of Operating Company was $4.7 million; Economic Net Income available to Class A common stockholders was $1.4 million, or $0.13 per diluted Class A share.

•	GAAP Net Income of Operating Company was $0.7 million; GAAP net income available to Tiptree Class A common stockholders was $1.0 million, or $0.10 per diluted Class A share.

•	Economic Book Value per Class A share was $10.63 at March 31, 2014.

•	Completed the acquisition of Luxury Mortgage Corp. in January 2014.
In addition, closed Telos CLO 2014-5, Ltd. on May 1, 2014 and expect to enter into a warehouse facility for another CLO in the second quarter of 2014.

“First quarter results were tempered by both unrealized losses in the form of lower mark-to-market values for our securities portfolio and investments in future profitability in the form of higher non-recurring expenses at certain subsidiaries,” said Geoffrey Kauffman, President and Chief Executive Officer of Tiptree. “However, we are pleased with Tiptree’s approximately 2% increase in Economic Book Value per share for the quarter, which was generally in line with the performance of broad market indices. As always, we intend to maintain our disciplined investment approach and our focus on long-term shareholder value.”

First Quarter 2014 Financial Overview

Economic Net Income of Operating Company
Economic Net Income of Operating Company for the quarter ended March 31, 2014 was $4.7 million compared to $12.2 million for the quarter ended March 31, 2013. The lower Economic Net Income for the quarter ended March 31, 2014 was largely driven by lower unrealized gains of $0.5 million for the three months ended March 31, 2014 compared to $9.1 million for the three months ended March 31, 2013 and were partially offset by an increase in dividend income of $1.1 million. The unrealized gains in early 2013 largely related to the Company’s investment in Telos 2; the Company did not experience these unrealized gains in the first quarter of 2014. The increase in distribution income for the three months ended March 31, 2014 was largely related to the Telos 5 warehouse facility, which had not been created in 2013. An increase of $1.6 million of interest expense driven by the Company’s credit facility was largely offset by a $1.1 million decline in the Company’s bonus accrual for the three months ended March 31, 2014, a direct result of the lower Economic Net Income.

GAAP Net Income Available to Class A Common Stockholders
The net income available to Class A common stockholders for the quarter ended March 31, 2014 was $1.0 million compared to net income of $1.3 million for the three months ended March 31, 2013, a decline of $0.3 million. This decline was largely due to the $8.7 million net impact of the consolidated CLOs. This decline, combined with a $3.8 million decline in net income attributable to noncontrolling interest, a $3.9 million net loss attributable to VIE subordinated noteholders and a $0.9 million decline in the provision for income taxes, each of which have a beneficial effect to income available to Class A common stockholders, largely resulted in the overall $0.3 million decline for the quarter.

Sequential Quarter Financial Overview (First Quarter 2014 versus Fourth Quarter 2013)
Economic Net Income of Operating Company
Economic Net Income of Operating Company for the quarter ended March 31, 2014 was $4.7 million compared to $4.9 million for the quarter ended December 31, 2013. The slightly lower sequential Economic Net Income was largely the result of a decline in total revenues of $0.8 million offset, in part, by a reduction in total expense of $0.7 million. The decline in revenue was driven by the decline of $0.8 million in dividend/distribution income from Tiptree’s CLO investments, resulting from the sale of Telos 3 in the first quarter 2014 and the timing of the Telos 4 distribution. Expense declines were driven by a decline of $0.3 million in compensation expense and $0.5 million of professional and other fees from the fourth quarter of 2013 to the first quarter of 2014. Compensation expense declined as a result of a decline in bonus expense which accrues throughout the year and pays out in the fourth quarter and $0.5 million in professional fees including legal, accounting and tax related fees. These higher expenses in the fourth quarter were associated with the Tiptree business reporting publicly for the first time at the end of 2013.
GAAP Net Income Available to Class A Common Stockholders
The net income available to Class A common stockholders for the quarter ended March 31, 2014 was $1.0 million compared to net income of $2.3 million for the three months ended December 31, 2013, a decline of $1.3 million. The decline was largely due to a $7.0 million decline as a result of the net impact of the consolidated CLOs and a $2.8 million increase in total expenses. The expense increase was driven by an increase of $1.3 million in payroll associated with new acquisitions in Tiptree’s real estate operations, PFG and Luxury, Tiptree’s new acquisition in the first quarter. These items were offset, in part, by a $1.2 million revenue increase and a $2.0 million reduction in the tax expense. These amounts combined with a $4.1 million decline in net income attributable to noncontrolling interest and a $1.2 million increase to the net loss attributable to VIE subordinated noteholders, both of which have a beneficial effect to income available to Class A common stockholders, largely resulted in the overall decline of $1.3 million.

Redemption of TFP Units for Tiptree Shares
Beginning July 1, 2014 and each month thereafter, TFP limited partners may redeem some or all of their partnership units for Class A common stock. The terms of the redemption are set forth in a Redemption Election Notice sent to TFP investors on May 2, 2014. The redemption rate will be one partnership unit for each 2.798 shares of Class A common stock received.

About Tiptree Financial Inc.
Tiptree is a diversified holding company engaged through its consolidated subsidiaries in a number of businesses and is an active acquirer of new businesses. Tiptree, whose operations date back to 2007, currently has subsidiaries that operate in four industry segments: insurance and insurance services, specialty finance, asset management and real estate.

Forward-Looking Statements
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond the Company’s control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of the Company’s forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, the Company’s actual performance could be materially different from the results described or anticipated by its forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Economic Net Income
Economic Net Income (“ENI”) is a non-GAAP financial measure of profitability which Tiptree uses to measure the performance of its core business. Management believes that ENI reflects the nature and substance of the economic results of Tiptree’s businesses. Management also uses ENI as a measurement for determining incentive compensation. ENI as used by Tiptree may not be comparable to similar measures presented by other companies as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. ENI should be considered in addition to, not as a substitute for, financial measures determined in accordance with GAAP.
Economic Net Income Components
The following table details the individual revenue and expense components of the non-GAAP measure ENI for the periods indicated (in thousands):

	Year Over Year			Sequential
	First Quarter 2014	First Quarter 2013	$ Change	Fourth Quarter 2013	$ Change
Revenues:
Interest income	$190	$218	$(28)	$102	$88
Dividend/distribution income	6,362	5,274	1,088	7,191	(829)
Realized gains (losses)	303	122	181	(9)	312
Unrealized gains	459	9,054	(8,595)	299	160
Management fee income	3,346	3,449	(103)	3,884	(538)
Total revenues	10,660	18,117	(7,457)	11,467	(807)
Expenses:
Compensation expense	2,324	3,447	(1,123)	2,641	(317)
Distribution expense (convertible preferred)	—	813	(813)	—	—
Interest expense	1,965	373	1,592	1,765	200
Professional fees and other	1,656	1,289	367	2,202	(546)
Total expense	5,945	5,922	23	6,608	(663)
Economic Net Income of Operating Company	4,715	12,195	(7,480)	4,859	(144)
Less: Economic Net Income attributable to TFP	3,511	9,157	(5,646)	3,461	50
Economic Net Income of Tiptree before tax provision	1,204	3,038	(1,834)	1,398	(194)
Less: Tax provision attributable to Tiptree	(213)	—	(213)	(764)	551
Economic Net Income of Tiptree	$1,417	$3,038	$(1,621)	$2,162	$(745)

Reconciliation of GAAP Net Income To Economic Net Income
In addition to the other adjustments indicated in the table below, ENI includes the following adjustments: (i) adjustment to results from real estate to eliminate non-cash items similar to adjusted funds from operations (“AFFO”), which is a non-GAAP financial measure widely used in the real estate industry, (ii) in our insurance segment, adjustment for fair value on available for sale securities, which is a non-GAAP measure frequently used throughout the insurance industry, and (iii) in our specialty finance segment, VIEs are shown as if not consolidated.
The following is a reconciliation of GAAP Net Income attributable to Tiptree to ENI for the three months ended March 31, 2014 and 2013 and for the three months ended December 31, 2013 (in thousands):

	First Quarter 2014	First Quarter 2013	Fourth Quarter 2013
GAAP Net Income of Tiptree	$1,025	$1,318	$2,282
Plus: Tax adjustment attributable to Tiptree companies (1)	(835)	—	(764)
Plus: Portion of NCI held by TFP	552	4,004	4,575
GAAP Net Income of Operating Company	742	5,322	6,093

Adjustments:
Adjustments to results from real estate operations (2)	694	1,335	1,829
Effect of change in majority ownership of subsidiaries (3)	(10)	(142)	(114)
Fair value adjustments to carrying value (4)	(2,541)	4,773	(4,074)
Reversal of VIEs net losses (gains) attributable to TFI (5)	5,830	624	1,125
Reversal of TAMCO net gains for periods prior to acquisition of TAMCO (6)	—	(78)	—
TFP convertible preferred reclass of distributions to expense (7)	—	(813)	—
Foreign exchange reserve (8)	—	1,174	—
Economic Net Income of Operating Company	4,715	12,195	4,859
Less: Economic Net Income attributable to TFP	3,511	9,157	3,461
Economic Net Income of Tiptree before tax provision	1,204	3,038	1,398
Less: Tax adjustment attributable to Tiptree (9)	(213)	—	(764)
Economic Net Income of Tiptree	$1,417	$3,038	$2,162

(1)	Tax provision adjustment for Tiptree to reflect tax benefits at certain entities which reduces the tax expense at Operating Company.

(2)
Adjustments to results from real estate operations includes the effects of straight lining lease revenue, expenses associated with depreciation and amortization, certain transaction expenses, non-cash equity compensation expenses, other non-cash charges, and incentive compensation adjustments for unconsolidated partnerships and joint ventures.

(3)
Effect of change in majority ownership of subsidiaries is the dilutive effect of Care Inc.’s issuance of shares related to the Contribution Transactions and stock-based compensation, the effect of Tiptree’s increased ownership of PFG due to accretion of preferred shares.

(4)	Adjustment is to account at fair value for the CLO subordinated notes held by Tiptree and PFG’s available-for-sale securities. Fair values are obtained from independent third party pricing sources.

(5)	Reversal of VIEs net losses/(gains) attributable to Tiptree (see reconciliation table below in thousands):

	Three Months Ended March 31, 2014
	Tiptree pro rata portion of Net Income	Net Income (net of 1% NCI)	Tiptree’s ownership %
Telos 1	$(266)	$(3,744)	7.11%
Telos 2	(6,002)	(6,287)	95.45%
Telos 3	7	77	8.65%
Telos 4	431	607	71.08%
Total	$(5,830)	$(9,347)

	Three Months Ended March 31, 2013
	Tiptree pro rata portion of Net Income	Net Income (net of 1% NCI)	Tiptree’s ownership %
Telos 1	$(97)	$(1,363)	7.11%
Telos 2	(1,285)	(1,346)	95.45%
Telos 3	758	2,514	30.13%
Total	$(624)	$(195)

	Three Months Ended December 31, 2013
	Tiptree pro rata portion of Net Income	Net Income (net of 1% NCI)	Tiptree’s ownership %
Telos 1	$(303)	$(4,262)	7.11%
Telos 2	(2,286)	(2,395)	95.45%
Telos 3	267	1,561	17.10%
Telos 4	1,197	1,684	71.08%
Total	$(1,125)	$(3,412)

(6)
The purchase of TAMCO on June 30, 2012 was accounted for as a combination of entities under common control. As a result, the assets and liabilities of TAMCO were presented as if TAMCO had been consolidated by Tiptree on January 1, 2010. For non-controlling interest, we reversed the effect of this recasting of financial information for prior periods.

(7)
Convertible preferred distribution reclassified as expense for purposes of ENI so as to reflect a cost of capital charge for outstanding convertible preferred. This class automatically converted to common shares effective July 1, 2013.

(8)	Reflects the timing difference on the recognition of yen exposure GAAP versus ENI.

(9)	Tax adjustment for Tiptree Financial Inc. only and not its consolidated subsidiaries.

Reconciliation of GAAP Book Value to Economic Book Value
Economic Book Value
Economic Book Value (“EBV”) is a non-GAAP financial measure which Tiptree uses to evaluate the performance of its core business. Management believes that EBV provides greater transparency and enhanced visibility into the underlying profitability drivers of our business and provides a useful, alternative view of the economic results of Tiptree’s businesses. EBV includes the following adjustments: (i) reversal of GAAP value for TAMCO and CLO VIEs and replacement with fair value, (ii) addition of life to date AFFO adjustments for real estate operations, (iii) reclassification of convertible preferred distributions to expense and

(iv) foreign exchange timing adjustment.

EBV as used by Tiptree may not be comparable to similar measures presented by other companies as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. EBV should be considered in addition to, not as a substitute for, financial measures determined in accordance with GAAP. The following is a reconciliation of GAAP book value attributable to Tiptree to EBV as of March 31, 2014 and December 31, 2013 (in thousands except share data):

	March 31, 2014	December 31, 2013
Economic Book Value
GAAP TFI Total Capital	$565,470	$565,856
Less: Non-controlling interest in TFI	362,732	361,354
Less: Retained Earnings of consolidated TAMCO	81,073	84,591
GAAP Net Assets to Tiptree Class A Stockholders	121,665	119,911
Less net assets held directly at Tiptree	5,139	4,259
Plus portion of NCI held by TFP	339,865	339,283
GAAP Net Assets of Operating Company	456,391	454,935
Reversal of consolidation of TAMCO (including VIEs) (1)	(130,163)	(144,817)
Fair values of CLOs (2)	53,593	61,145
Value of TAMCO (3)	57,661	57,661
Adjustments to results from real estate operations (4)	4,374	3,711
Total Adjustments	(14,535)	(22,300)
Economic Operating Company Net Assets	$441,856	$432,635
Units outstanding (5)	41,579	41,525
Economic Tiptree Book Value Per Class A Share	$10.63	$10.42

(1)
Under GAAP, Tiptree is required to consolidate all of the assets and liabilities of the VIEs managed by TAMCO on Tiptree’s balance sheet regardless of Tiptree’s economic interest. See Note 2(c) to the consolidated financial statements contained in Tiptree’s Form 10-K filed March 18, 2014. Adjustment is reversal of consolidation of TAMCO and VIEs.

(2)	Adjustment includes the fair value of our ownership position in the VIEs which has been reversed as described in note (1) above.

(3)	Values TAMCO at the lower of cost or market and reflects the valuation of the purchase price based on the value of the partnership units issued in consideration for TAMCO.

(4)
Adjustments to results from real estate operations reverses the amounts, since inception, related to the effects of straight lining lease revenue, expenses associated with depreciation and amortization, certain transaction expenses, non-cash transactions expenses, non-cash equity compensation expenses, other non-cash charges, and incentive compensation adjustment for unconsolidated partnerships and joint ventures.

(5)
Assumes full redemption of Operating Company units for Class A common stock. Operating Company is owned approximately 25% by Tiptree and approximately 75% by TFP. Tiptree's ownership is equal to the number of shares of Class A common stock and pursuant to Operating Company's limited liability agreement this ratio will remain 1:1. TFP's ownership is equal to 2.798 times the number of TFP partnership units outstanding and this ratio is expected to remain 2.798:1. There were 11,068 and 11,068 partnership units outstanding as of March 31, 2014 and December 31, 2013, respectively. The basic EBV per partnership unit was $29.74 and $26.16 as of March 31, 2014 and December 31, 2013, respectively.

TIPTREE FINANCIAL INC.
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	(Unaudited)
	March 31, 2014	December 31, 2013
Assets
Cash and cash equivalents – unrestricted	$124,824	$120,557
Cash and cash equivalents – restricted	36,230	26,395
Trading investments, at fair value	32,834	35,991
Investments in available for sale securities, at fair value (amortized cost: $17,508 and $17,708 at March 31, 2014 and December 31, 2013, respectively)	17,662	17,763
Loans held for sale, at fair value ($15,776 pledged as collateral at March 31, 2014 )	15,776	—
Investments in loans, at fair value	198,887	171,087
Loans owned, at amortized cost – net of allowance	42,105	40,260
Investments in partially-owned entities	8,566	9,972
Real estate	105,853	105,061
Policy loans	99,339	102,147
Deferred tax assets	2,932	3,310
Intangible assets	154,095	154,695
Goodwill	4,617	4,294
Other assets	46,099	49,201
Separate account assets	4,675,098	4,625,099
Assets of consolidated CLOs	1,390,599	1,414,616
Total assets	$6,955,516	$6,880,448
Liabilities and Stockholders’ Equity
Liabilities:
Derivative financial instruments, at fair value	$978	$598
U.S. Treasuries, short position	18,875	18,493
Debt	381,266	360,609
Policy liabilities	109,412	112,358
Other liabilities and accrued expenses	37,092	21,829
Separate account liabilities	4,675,098	4,625,099
Liabilities of consolidated CLOs	1,167,325	1,175,606
Total liabilities	$6,390,046	$6,314,592
Stockholders’ equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock - Class A: $0.001 par value, 200,000,000 shares authorized, 10,610,281 and 10,556,390 shares issued and outstanding, respectively	11	11
Common stock - Class B: $0.001 par value, 50,000,000 shares authorized, 30,968,877 and 30,968,877 shares issued and outstanding, respectively	31	31
Additional paid-in capital	101,572	100,903
Accumulated other comprehensive income	93	33

Retained earnings	19,958	18,933
Total stockholders’ equity of Tiptree Financial Inc.	121,665	119,911
Non-controlling interest	362,732	361,354
Appropriated retained earnings of consolidated TAMCO	81,073	84,591
Total stockholders’ equity	565,470	565,856
Total liabilities and stockholders’ equity	$6,955,516	$6,880,448

TIPTREE FINANCIAL INC.
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31, (Unaudited)		Three Months Ended December 31, (Unaudited)
	2014	2013	2013
Realized and unrealized gains (losses):
Net realized gain (loss) on investments	$142	$154	$(63)
Change in unrealized appreciation on investments	516	558	1,957
Income from investments in partially owned entities	344	89	37
Net realized and unrealized gains	1,002	801	1,931
Investment income:
Interest income	5,363	3,027	5,346
Separate account fees	5,487	5,306	5,912
Administrative service fees	12,352	11,931	12,633
Rental revenue	4,446	822	2,481
Gain on sale of loans held for sale, net	952	—	—
Other income	730	218	844
Total investment income	29,330	21,304	27,216
Total net realized and unrealized gains and investment income	30,332	22,105	29,147
Expenses:
Interest expense	5,962	3,835	5,509
Payroll expense	10,570	8,628	9,275
Professional fees	1,090	1,372	2,351
Change in future policy benefits	1,125	1,117	1,208
Mortality expenses	2,642	2,614	2,591
Commission expense	984	555	539
Depreciation and amortization expenses	1,563	943	1,085
Other expenses	6,156	3,474	4,734
Total expenses	30,092	22,538	27,292
Net Income before taxes and income attributable to consolidate CLOs from continuing operations	240	(433)	1,855
Results of Consolidated CLOs:
Income attributable to consolidated CLOs	11,986	16,564	19,212
Expenses attributable to consolidated CLOs	13,992	9,821	14,247
Net Income attributable to consolidated CLOs	(2,006)	6,743	4,965
Income before taxes from continuing operations	(1,766)	6,310	6,820
Provision for income taxes	429	1,299	2,392
(Loss) income from continuing operations	(2,195)	5,011	4,428

Discontinued operations:
Income from discontinued operations, net	—	841	—
Provision for income taxes	—	—	—
Discontinued operations, net	—	841	—
Net (loss) income	(2,195)	5,852	4,428
Less net income attributable to noncontrolling interest	298	4,105	4,432
Less net (loss) income attributable to VIE subordinated noteholders	(3,518)	429	(2,286)
Net income available to common stockholders	$1,025	$1,318	$2,282
Net income (loss) per Class A common share:
Basic, continuing operations, net	$0.10	$0.05	$0.22
Basic, discontinued operations, net	—	0.08	—
Net income basic	0.10	0.13	0.22
Diluted, continuing operations, net	0.10	0.05	0.22
Diluted, discontinued operations, net	—	0.08	—
Net income dilutive	$0.10	$0.13	$0.22
Weighted average number of Class A common shares:
Basic	10,586,587	10,251,292	10,349,856
Diluted	10,586,587	10,251,292	10,349,856

Contact
Investor Relations
(212) 446-1400
ir@tiptreefinancial.com